UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 19, 2019

Glaukos Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37463	33-0945406
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

229 Avenida Fabricante
San Clemente, California	92672
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 367-9600

Not Applicable

(Former name or former address, if changed since last report.)

Title of each class:	Trading Symbol	Name of each exchange on which registered:
Common Stock	GKOS	New York Stock Exchange

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).  Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01.  Regulation FD Disclosure.

On June 19, 2019, Glaukos Corporation (the “Company”) issued a press release announcing that it has entered into an Agreement and Plan of Merger, dated as of June 19, 2019 (the “Merger Agreement”), to acquire DOSE Medical Corporation, a Delaware corporation (“DOSE”). A copy of the press release is furnished as Exhibit 99.1, and is incorporated herein by reference.

The information contained in this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for purposes of the Act, or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing of the Company whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 8.01.  Other Events.

On June 19, 2019, the Company entered into a Merger Agreement to acquire DOSE. DOSE is developing multiple micro-invasive, sustained-released, bioerodible drug delivery platforms designed to be used in the treatment of various retinal diseases, including age-related macular degeneration (AMD) and diabetic macular edema (DME).

Pursuant to the Merger Agreement, and subject to the terms and conditions thereof, GKOS Merger Sub, Inc., a Delaware corporation and a direct wholly owned subsidiary of the Company, will merge with and into DOSE, with DOSE as the surviving corporation and a wholly owned subsidiary of the Company (the “Merger”). Subject to certain adjustments and the terms and conditions of the Merger Agreement, the aggregate purchase price to be paid at the closing is $2.5 million, which will be funded through the Company’s cash on hand.

In addition, subject to the terms of the Merger Agreement, the Company agreed to pay additional contingent consideration based on the achievement of certain regulatory and sales-based milestones, including royalty payments. If certain DOSE products receive U.S. Food and Drug Administration (“FDA”) approval within 10 years following the closing of the Merger, the Company will pay the DOSE equityholders amounts between $5.0 million and $22.5 million, depending on the type of DOSE product approved. The Company will pay additional earn-out payments to DOSE equityholders if within 10 years of closing of the Merger, such DOSE products receive approval from the EU European Medicines Agency, in which case the Company will pay the DOSE equityholders either $1.25 million and/or $2.5 million, depending on the type of DOSE product approved. Following FDA approval of such DOSE products, the Company will pay the DOSE equityholders quarterly royalty payments equal to 5% of net sales of such DOSE products for a period of 10 years. The Company will also pay the DOSE equityholders additional earn-out payments of $7.5 million and $20.0 million upon the achievement of certain net sales milestones with respect to such DOSE products.

Under the terms of the Merger Agreement, following the receipt of FDA approval of certain DOSE products, the Company may elect to buyout the additional earn-out and royalty payments described above by paying the DOSE equityholders amounts between $10.0 million and $55.0 million, depending on the type of DOSE products involved.

The Merger Agreement also contains customary representations and warranties from DOSE. The Merger is expected to close during the current quarter, subject to customary closing conditions.

As the Company has previously disclosed, DOSE was at one point a wholly owned subsidiary of the Company. In 2010, it was spun-out as a standalone entity and in 2015, the Company acquired the iDose® product line and related assets from DOSE. In 2017, the Company acquired from DOSE its intraocular pressure sensor system and related assets. Two members of the Company’s board of directors, Thomas W. Burns and William J. Link, Ph.D., currently serve on the board of directors of DOSE and certain members of the Company’s management and board of directors hold an equity interest in DOSE. The terms of the Merger Agreement were approved by a special committee consisting only of independent members of the Company’s board of directors.

A copy of the Merger Agreement is attached to this Current Report as Exhibit 99.2 and the description above of the terms of the Merger Agreement is subject in its entirety to the full text of the Merger Agreement included as Exhibit 99.2.

The Merger Agreement has been attached as an exhibit to provide stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company or DOSE. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of such agreement and as of specified dates, were solely for the benefit of the parties to such agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in a confidential disclosure schedule that the parties have exchanged. Accordingly, investors should not rely on the representations and warranties as characterizations of the actual state of facts, since (i) they were made only as of the date of such agreement or a prior, specified date, (ii) in some cases they are subject to qualifications with respect to materiality, knowledge and/or other matters and (iii) they may be modified in important part by the underlying confidential disclosure schedule. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
99.1	Press Release of Glaukos Corporation, dated June 19, 2019.

99.2

Agreement and Plan of Merger, dated as of June 19, 2019, by and between Glaukos Corporation, GKOS Merger Sub, Inc., DOSE Medical Corporation and Fortis Advisors LLC, solely in its capacity as the Stockholders’ Representative.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLAUKOS CORPORATION (Registrant)

By:	/s/ Joseph E. Gilliam
	Name:	Joseph E. Gilliam
	Title:	Chief Financial Officer and Senior Vice President, Corporate Development

Date: June 19, 2019